Exhibit 10.2

ADMINISTRATION AGREEMENT

This Administration Agreement (this “Agreement”) made as of September 6, 2023 by and between Varagon Capital Corporation, a Maryland corporation (the “Company”), and Varagon Capital Partners, L.P., a Delaware limited partnership (the “Administrator”).

WITNESSETH:

WHEREAS, the Company is a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.
Definitions. Capitalized terms used without definition in this Agreement have the respective meanings specified in the Company’s articles of amendment and restatement (the “Charter”) and the Company’s amended and restated bylaws (the “Bylaws”), each as amended from time to time.
2.
Duties of the Administrator.
(a)
Engagement of Administrator. The Company hereby engages the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel, and facilities described below, subject to review by and the overall control of the Company’s board of directors (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such engagement and retention and agrees during such period to render, or arrange for the rendering of, those services and to assume the obligations set forth in this Agreement subject to the reimbursement of costs and expenses as provided for below. The Administrator and any others with whom the Administrator subcontracts to provide the services set forth in this Agreement shall for all purposes under this Agreement be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized in this Agreement, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.
(b)
Services. The Administrator shall perform (or oversee or arrange for the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing sentence, the Administrator shall provide the Company with office facilities, equipment, clerical, compliance, bookkeeping, and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Company, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, arrange for the services of, and oversee, custodians, depositories, private placement agents, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks, and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Company of its performance of obligations under this Agreement and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing in this Agreement shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain, or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare all reports and other materials required to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) or any other regulatory authority, including, but not limited to, current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K and proxy statements to holders of the Company’s common stock (the “Shares” and the investors holding such Shares, “Shareholders”). The Administrator shall oversee the maintenance of the Company’s financial records and otherwise assist the Company’s compliance with the rules and regulations applicable to a BDC and RIC. At the Company’s request, the Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to offer such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to the Shareholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.
3.
Records. The Administrator agrees to maintain and keep all books, accounts, and other records of the Company that relate to activities performed by the Administrator under this Agreement and, if required by any applicable statutes, rules, and regulations, including without limitation, the 1940 Act, will maintain and keep those books, accounts, and records in accordance with those statutes, rules, and regulations. The Administrator agrees that all records that it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered to the Company upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement. The Administrator may engage one or more third-parties to perform all or a portion of the foregoing services.
4.
Confidentiality. The parties to this Agreement agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party to this Agreement, including nonpublic personal information of natural persons pursuant to Regulation S-P of the SEC, shall be used by the other party to this Agreement solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third-party without the prior consent of the providing party. The foregoing confidentiality obligation shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority, or legal counsel of the parties to this Agreement, by judicial or administrative process or otherwise by applicable law or regulation.
5.
Compensation; Allocation of Costs and Expenses.
(a)
In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator, or cause VCC Advisors, LLC, the Company’s investment adviser (the “Adviser”), to reimburse the Administrator, for the costs and expenses incurred by the

Administrator in performing its obligations and providing personnel and facilities under this Agreement, including the costs and expenses charged by any sub-administrator that may be retained by the Administrator to provide services to the Company or on the Administrator’s behalf.
(b)
The Company will bear all out-of-pocket costs and expenses of its operations and transactions, including, without limitation, those relating to: (i) organization and offering of the Shares; (ii) the Company’s fees and expenses related to any Liquidity Event (as defined in the Company’s private placement memorandum, as amended, the “Memorandum”) or the wind down and/or liquidation and dissolution of the Company; (iii) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); (iv) fees and expenses payable to third parties, including agents, consultants or other advisers, in connection with monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio investments or otherwise relating to, or associated with, evaluating and making investments; (v) fees and expenses incurred in connection with debt, if any, incurred to finance the Company’s investments or operations, and payment of interest and repayment of principal on such debt; (vi) fees and expenses related to sales and repurchases of the Shares and other securities; (vii) investment advisory and management fees; (viii) administration fees, if any, payable under this Agreement; (ix) transfer agent, sub-administrator and custodial fees; (x) expenses relating to the issue, repurchase and transfer of Shares to the extent not borne by the relevant transferring Shareholders and/or assignees; (xi) federal and state registration fees; (xii) all costs associated with a Public Listing (as defined in the Memorandum); (xiii) federal, state and local taxes and other governmental charges assessed against the Company; (xiv) independent directors’ fees and expenses and the costs associated with convening a meeting of the Board or any committee thereof; (xv) fees and expenses and the costs associated with convening a meeting of the Shareholders or holders of any preferred Shares, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing; (xvi) costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority or other regulators; (xvii) costs of any reports, proxy statements or other notices to Shareholders, including printing and mailing costs; (xviii) costs and expenses related to the preparation of the Company’s financial statements and tax returns; (xix) the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xx) direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying; (xxi) independent auditors and outside legal costs, including legal costs associated with any requests for exemptive relief, “no-action” positions or other guidance sought from a regulator, pertaining to the Company; (xxii) compensation of other third-party professionals to the extent they are devoted to preparing the Company’s financial statements or tax returns or providing similar “back office” financial services to the Company; (xxiii) costs and expenses (excluding travel) of the Adviser, in connection with identifying and investigating investment opportunities for the Company, monitoring the investments of the Company and disposing of any such investments; (xxiv) portfolio risk management costs; (xxv) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees) and other assets; (xxvi) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to the Company, including in each case services with respect to the proposed purchase or sale of securities by the Company that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated); (xxvii) costs of amending, restating or modifying the Charter, the Bylaws, the Investment Advisory Agreement by and between the Company and the Adviser, the Agreement or related documents of the Company or related entities; (xxviii) fees, costs, and expenses incurred in connection with any restructuring, initial public offering or reorganization of the Company or related entities, the termination, liquidation or dissolution of the Company or related entities, or the required redemption of all or substantially all outstanding Shares (including the fees and expenses associated with any such transaction); (xxix) the expense reimbursements set forth in this Agreement; and (xxx) all other properly and reasonably chargeable expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including rent and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs.
6.
Limitation of Liability of the Administrator; Indemnification. The Administrator, its affiliates and their respective directors, officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or the Shareholders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or the Shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).
7.
Activities of the Administrator. The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that the Administrator is an affiliate of the Company and that directors and officers of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, Shareholders, or otherwise, and that the Administrator and directors, officers, members, managers, employees, and partners of the Administrator and its affiliates are or may become similarly interested in the Company as directors or otherwise.
8.
Duration and Termination of this Agreement.
(a)
This Agreement shall continue in effect for two (2) years from the date hereof and thereafter shall continue automatically for successive annual periods, but only so long as such continuance is specifically approved at least annually by:
i.
the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company; and
ii.
the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) (the “Independent Directors”) of any such party, in accordance with the requirements of the 1940 Act.
(b)
This Agreement may be terminated at any time, without the payment of any penalty, upon not more than sixty (60) days’ written notice, (i) (A) by the vote of a majority of the outstanding voting securities of the Company, or (B) by the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (ii) by the Administrator.
(c)
This Agreement may not be assigned by a party without the consent of the other party. The provisions of Section 6 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits of Section 6, and the Administrator shall be entitled to any amounts owed under Section 6 through the date termination or expiration, in each case, notwithstanding any termination of this Agreement.
9.
Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such party may designate in writing and shall be deemed to have been given when personally delivered, mailed by certified mail, return receipt requested, sent by reliable overnight courier, or transmitted by electronic facsimile or electronic mail to the principal office of the Administrator or the Company, as the case may be.

10.
Waiver.

Nothing contained in this Agreement shall constitute a waiver by the Company of any of its legal rights under the applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

11.
Severability.

In the event that any provision or portion of this Agreement is determined to be invalid, illegal or unenforceable for any reason, in whole or in part, the remaining provisions or portion of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

12.
Amendment.

This Agreement may be amended or modified by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the 1940 Act.

13.
Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

14.
Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

15.
Counterparts.

This Agreement may be executed in counterparts and delivered in .pdf or other electronic form by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

VARAGON CAPITAL CORPORATION

By:	/s/ Walter J. Owens
Name: Walter J. Owens
Title: Chief Executive Officer

VARAGON CAPITAL PARTNERS, L.P.

By:	/s/ Walter J. Owens
Name: Walter J. Owens
Title: Chief Executive Officer

[Signature page to Varagon Capital Corporation Administration Agreement]